Exhibit 99.1
For immediate release
Beyond Meat® Reports Second Quarter 2024 Financial Results

EL SEGUNDO, Calif. — August 7, 2024 (GLOBE NEWSWIRE)—Beyond Meat, Inc. (NASDAQ: BYND) (“Beyond Meat” or “the Company”), a leader in plant-based meat, today reported financial results for its second quarter ended June 29, 2024.
Second Quarter 2024 Financial Highlights1
•Net revenues were $93.2 million, a decrease of 8.8% year-over-year.
•Gross profit was $13.7 million, or gross margin of 14.7%, compared to gross profit of $2.3 million, or gross margin of 2.2%, in the year-ago period.
•Loss from operations was $33.9 million, or operating margin of -36.4%, compared to loss from operations of $53.8 million, or operating margin of -52.7%, in the year-ago period.
•Net loss was $34.5 million, or $0.53 per common share, compared to net loss of $53.5 million, or $0.83 per common share, in the year-ago period.
•Adjusted EBITDA was a loss of $23.0 million, or -24.7% of net revenues, compared to an Adjusted EBITDA loss of $40.8 million, or -40.0% of net revenues, in the year-ago period.
Beyond Meat President and CEO Ethan Brown commented, “We are pleased to report a strong quarter of progress against our 2024 plan, a pivotal year on our path to sustainable operations and profitability. Key proof points include exceeding our Q2 revenue guidance; continued reduction in operating expenses and cash consumption; and our best quarterly gross margin since Q3 2021.
Further, we firmly reiterated our center-of-the-plate position in the global health and wellness trend with the launch of our Beyond IV platform. Developed in collaboration with leading medical and nutrition experts, and recognized by the nation’s leading health organizations, including the American Diabetes Association’s evidence-based nutritional guidelines for its Better Choices for Life program and included
1 This release includes references to non-GAAP financial measures. Refer to “Non-GAAP Financial Measures” later in this release for the definitions of the non-GAAP financial measures presented and a reconciliation of these measures to their closest comparable GAAP measures.

in a collection of heart-healthy recipes certified by the American Heart Association’s Heart-Check program, we are thrilled to see consumer, media, and nutritionist enthusiasm for this latest, important, renovation.”
Brown continued, “Finally, alongside the strengthening of our operations and product portfolio, we are working on bolstering our balance sheet.”
Second Quarter 2024
Net revenues decreased 8.8% to $93.2 million in the second quarter of 2024, compared to $102.1 million in the year-ago period. The decrease in net revenues was primarily driven by a 14.0% decrease in volume of products sold, partially offset by a 6.1% increase in net revenue per pound. The increase in net revenue per pound was primarily driven by lower trade discounts, price increases of certain of our products in our U.S. retail and foodservice channels and, to a lesser extent, changes in product sales mix, partially offset by unfavorable changes in foreign currency exchange rates.
U.S. retail channel net revenues decreased 7.5% to $44.9 million in the second quarter of 2024, compared to $48.5 million in the year-ago period, primarily due to a 23.2% decrease in volume of products sold, primarily reflecting weak category demand and the lapping of substantial promotional sales to a club channel customer in the year-ago period, partially offset by a 20.5% increase in net revenue per pound, primarily driven by lower trade discounts, changes in product sales mix and price increases of certain of our products. U.S. retail channel net revenues included $0.8 million from ingredient sales in the quarter.
U.S. foodservice channel net revenues decreased 18.9% to $10.4 million in the second quarter of 2024, compared to $12.8 million in the year-ago period, primarily due to a 20.0% decrease in volume of products sold, primarily reflecting weak category demand and, to a lesser extent, distribution losses, partially offset by a 1.4% increase in net revenue per pound, primarily driven by price increases of certain of our products and changes in product sales mix, partially offset by higher trade discounts.
International retail channel net revenues decreased 12.1% to $17.6 million in the second quarter of 2024, compared to $20.0 million in the year-ago period, primarily due to a 6.9% decrease in net revenue per pound and a 5.5% decrease in volume of products sold, mainly reflecting reduced sales of chicken products in the EU and, to a lesser extent, demand softness in certain geographic regions. The decrease in net revenue per pound was primarily due to unfavorable changes in foreign currency exchange rates, increased trade discounts and pricing changes, partially offset by changes in product sales mix.
International foodservice channel net revenues decreased 2.5% to $20.4 million in the second quarter of 2024, compared to $20.9 million in the year-ago period, primarily due to a 1.4% decrease in volume of products sold, and a 0.9% decrease in net revenue per pound, primarily resulting from unfavorable changes in foreign currency exchange rates and changes in product sales mix, partially offset by lower trade discounts and pricing changes.

Net revenues by channel (unaudited):

The following table presents the Company’s net revenues by channel for the periods presented:

	Three Months Ended		Change
(in thousands)	June 29, 2024	July 1, 2023	Amount	%
U.S.:
Retail	$44,869	$48,490	$(3,621)	(7.5)%
Foodservice	10,350	12,764	(2,414)	(18.9)%
U.S. net revenues	55,219	61,254	(6,035)	(9.9)%
International:
Retail	17,585	19,995	(2,410)	(12.1)%
Foodservice	20,381	20,900	(519)	(2.5)%
International net revenues	37,966	40,895	(2,929)	(7.2)%
Net revenues	$93,185	$102,149	$(8,964)	(8.8)%

	Six Months Ended		Change
(in thousands)	June 29, 2024	July 1, 2023	Amount	%
U.S.:
Retail	$81,957	$92,649	$(10,692)	(11.5)%
Foodservice	22,654	27,439	(4,785)	(17.4)%
U.S. net revenues	104,611	120,088	(15,477)	(12.9)%
International:
Retail	30,163	34,284	(4,121)	(12.0)%
Foodservice	34,014	40,013	(5,999)	(15.0)%
International net revenues	64,177	74,297	(10,120)	(13.6)%
Net revenues	$168,788	$194,385	$(25,597)	(13.2)%

Volume of products sold by channel (unaudited):
The following table presents consolidated volume of the Company’s products sold in pounds for the periods presented:

	Three Months Ended		Change		Six Months Ended		Change
(in thousands)	June 29, 2024	July 1, 2023	Amount	%	June 29, 2024	July 1, 2023	Amount	%
U.S.:
Retail	8,099	10,550	(2,451)	(23.2)%	15,569	18,865	(3,296)	(17.5)%
Foodservice	1,768	2,211	(443)	(20.0)%	3,790	4,762	(972)	(20.4)%
International:
Retail	3,926	4,156	(230)	(5.5)%	6,840	7,493	(653)	(8.7)%
Foodservice	5,912	5,998	(86)	(1.4)%	10,075	11,547	(1,472)	(12.7)%
Volume of products sold	19,705	22,915	(3,210)	(14.0)%	36,274	42,667	(6,393)	(15.0)%

Gross profit in the second quarter of 2024 was $13.7 million, or gross margin of 14.7%, compared to gross profit of $2.3 million, or gross margin of 2.2%, in the year-ago period. Gross profit and gross margin in the second quarter of 2024 were positively impacted by decreased cost of goods sold and increased net revenue per pound, partially offset by decreased volume of products sold. The decrease in cost of goods sold per pound primarily reflected lower inventory provision, lower manufacturing costs, including depreciation, and lower logistics costs, partially offset by higher materials costs.
Operating expenses were $47.6 million in the second quarter of 2024, compared to $56.0 million in the year-ago period. The decrease in operating expenses was primarily due to reduced marketing expenses and reduced non-production salaries and related costs, partially offset by increased general and administrative expenses. General and administrative expenses in the second quarter of 2024 included a $0.3 million increase in loss on sale of fixed assets compared to the year-ago period.
Loss from operations was $33.9 million in the second quarter of 2024, compared to $53.8 million in the year-ago period. The decrease in loss from operations was driven by increased gross profit and reduced operating expenses.
Net loss was $34.5 million in the second quarter of 2024, compared to $53.5 million in the year-ago period. Net loss per common share was $0.53 in the second quarter of 2024, compared to $0.83 in the year-ago period. The decrease in net loss was primarily driven by the reduction in loss from operations and a reduction in losses related to the Company’s joint venture with PepsiCo, Inc., The Planet Partnership, LLC (“TPP”), partially offset by a reduction in Other income, net.
Adjusted EBITDA was a loss of $23.0 million, or -24.7% of net revenues, in the second quarter of 2024, compared to an Adjusted EBITDA loss of $40.8 million, or -40.0% of net revenues, in the year-ago period.
Balance Sheet and Cash Flow Highlights

The Company’s cash and cash equivalents balance, including restricted cash, was $158.0 million and total outstanding debt was $1.1 billion as of June 29, 2024. Net cash used in operating activities was $47.8 million in the six months ended June 29, 2024, compared to $88.3 million in the year-ago period. Capital expenditures totaled $2.5 million in the six months ended June 29, 2024, compared to $7.1 million in the year-ago period. Net cash provided by investing activities was $1.2 million in the six months ended June 29, 2024, compared to net cash used in investing activities of $8.1 million in the year-ago period. Net cash provided by investing activities in the six months ended June 29, 2024 included $3.2 million in proceeds from sales of fixed assets.

2024 Outlook
Based on management’s best assessment of the environment today, the Company is updating its outlook for the full year 2024:
•Net revenues are expected to be in the range of $320 million to $340 million.
•Gross margin is expected to be in the mid-teens range.
•Operating expenses, excluding the $7.5 million expense related to the consumer class action settlement accrued in the first quarter of 2024, are expected to be in the range of $180 million to $190 million.
•Capital expenditures are expected to be in the range of $15 million to $20 million.
Total distribution outlets by channel (unaudited):
The following table presents the approximate number of distribution outlets by channel for the periods presented:

	Q1 2023	Q2 2023	Q3 2023	Q4 2023	Q1 2024	Q2 2024
U.S.:
Retail(1)	33,000	33,000	33,000	32,000	29,000	29,000
Foodservice	42,000	41,000	42,000	41,000	40,000	39,000
International:
Retail	36,000	36,000	36,000	36,000	36,000	37,000
Foodservice	35,000	34,000	26,000	24,000	25,000	25,000
Total distribution outlets(1)(2)	146,000	144,000	137,000	133,000	130,000	130,000
__________
(1) Excludes U.S. retail outlets unique to Beyond Meat Jerky, which has been discontinued.
(2) The number of retail and foodservice outlets where Beyond Meat branded products are available was derived from rolling 52-week data as of June 2024.

Conference Call and Webcast
The Company will host a conference call to discuss these results at 5:00 p.m. Eastern, 2:00 p.m. Pacific. Investors interested in participating in the live call can dial 412-902-4255. There will also be a simultaneous, live webcast available on the Investors section of the Company’s website at www.beyondmeat.com. The webcast will also be archived.

About Beyond Meat
Beyond Meat, Inc. (NASDAQ: BYND) is a leading plant-based meat company offering a portfolio of revolutionary plant-based meats made from simple ingredients without GMOs, no added hormones or antibiotics, and 0mg of cholesterol per serving. Founded in 2009, Beyond Meat products are designed to have the same taste and texture as animal-based meat while being better for people and the planet. Beyond Meat’s brand promise, Eat What You Love®, represents a strong belief that there is a better way to feed our future and that the positive choices we all make, no matter how small, can have a great impact on our personal health and the health of our planet. By shifting from animal-based meat to plant-based protein, we can positively impact four growing global issues: human health, climate change, constraints on natural resources and animal welfare. Visit www.BeyondMeat.com and follow @BeyondMeat on Facebook, Instagram, Threads and LinkedIn.
Forward-Looking Statements
Certain statements in this release constitute “forward-looking statements" within the meaning of the federal securities laws, including statements related to the Company’s expectations with respect to its full year 2024 outlook.
Forward-looking statements are based on management's current opinions, expectations, beliefs, plans, objectives, assumptions and projections regarding financial performance, prospects, future events and future results, including ongoing uncertainty related to macroeconomic issues, including high inflation and interest rates, prolonged, weakening demand in the plant-based meat category, ongoing concerns about the likelihood of a recession and increased competition, among other matters, and involve known and unknown risks that are difficult to predict. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “project,” “predict,” “outlook,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. These forward-looking statements are only predictions, not historical fact, and involve certain risks and uncertainties, as well as assumptions. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which or whether, such performance or results will be achieved. Actual results, levels of activity, performance, achievements and events could differ materially from those stated, anticipated or implied by such forward-looking statements. While Beyond Meat believes that its assumptions are reasonable, it is very difficult to predict the impact of known factors and, of course, it is impossible to anticipate all factors that could affect actual results. There are many risks and uncertainties that could cause actual results to differ materially from forward-looking statements made herein including, but not limited to, the impact of inflation and higher interest rates across the economy, including higher food, grocery, raw materials, transportation, energy, labor and fuel costs; a continued decrease in demand, and the underlying factors negatively impacting demand, in the plant-based meat category; risks and uncertainties related to certain cost-reduction initiatives, cost structure improvements, workforce reductions and executive leadership changes, and the timing and success of reducing operating expenses and achieving certain financial goals and cash flow positive objectives; the timing and success of narrowing our commercial focus to certain growth opportunities; accelerating activities that prioritize gross margin expansion and cash generation, including as part of our review of our global operations initiated in November 2023 (“Global Operations Review”); changes to our pricing architecture within certain channels including the recent price increases of certain of our products in our U.S. retail and foodservice channels; and accelerated, cash-accretive inventory reduction initiatives; our ability to successfully execute our Global Operations Review, including the exit or discontinuation of select product lines such as Beyond Meat Jerky; the impact of non-cash charges such as provision for excess and obsolete inventory, accelerated depreciation on write-offs and disposals of fixed assets, and losses on sale and write-down of fixed assets; further optimization of our manufacturing capacity and real estate footprint; and the continued review of our operations in China; the impact of adverse and uncertain economic and political conditions in the U.S. and international markets, including concerns about the likelihood of an economic recession, downturn or periods of high inflation, and the 2024 presidential election; reduced consumer confidence and changes in consumer spending, including spending to purchase our products, and negative trends in consumer purchasing patterns due to levels of consumers’ disposable income, credit availability and debt levels, and economic conditions, including due to recessionary and inflationary pressures; our inability to properly manage and ultimately sell our inventory in a timely manner, which could require us to sell our products through liquidation channels at lower prices, write-down or write-off obsolete inventory, or increase inventory provision; any future impairment charges, including due to any future changes in estimates, judgments or assumptions, failure to achieve forecasted operating results, weakness in the economic environment, changes in market conditions, declines in our market capitalization and/or failure to sublease, assign or otherwise transfer any excess space that may exist at our El Segundo Campus and Innovation Center (“Campus Headquarters”) on terms advantageous to us; the sufficiency of our cash and cash equivalents to meet our liquidity needs, including estimates of our expenses, future revenues, capital expenditures, capital requirements and our needs for and ability to restructure our balance sheet and obtain, additional financing, if at all; our ability to accurately predict consumer taste preferences, trends and demand and successfully innovate, introduce and commercialize new products and improve existing products such as our new Beyond IV platform and our recently launched Beyond Sun Sausage line, including in new geographic markets; the effects of competitive activity from our market competitors and new market entrants; disruption to, and the impact of uncertainty in, our domestic and international supply chain, including labor shortages and disruption, shipping delays and disruption, and the impact of cyber incidents at suppliers and vendors; our ability to streamline operations and improve cost efficiencies, which could result in the contraction of our business and the implementation of significant cost cutting measures such as further downsizing and exiting certain operations, including product lines, domestically and/or abroad; risks related to our debt, including our ability to repay our indebtedness, limitations on our cash flow from operations and our ability to satisfy our obligations under the convertible senior notes; our ability to raise the funds necessary to repurchase the convertible senior notes for cash, under certain circumstances, or to pay any cash amounts due upon conversion; provisions in the indenture governing the convertible senior notes delaying or preventing an otherwise beneficial takeover of us; and any adverse impact on our reported financial condition and results from the accounting methods for the convertible senior notes; the impact of uncertainty as a result of doing business in China and Europe, including as a result of our continued review of our operations in China; the volatility of or inability to access the capital markets, including due to macroeconomic factors, geopolitical tensions or the outbreak of hostilities or war - for example, the war in Ukraine and the conflict in Israel, Gaza and surrounding areas; changes in the retail landscape, including our ability to maintain and expand our distribution footprint, the timing, success and level of trade and promotion discounts, our ability to maintain and grow market share and increase household penetration, repeat purchases, buying rates (amount spent per buyer) and purchase frequency, our ability to maintain and increase sales velocity of our products, and the timing and success of the Beyond IV and Beyond Sun Sausage product launches; changes in the foodservice landscape, including the timing, success and level of marketing and other financial incentives to assist in the promotion of our products, our ability to maintain and grow market share and attract and retain new foodservice customers or retain existing foodservice customers, and our ability to introduce and sustain offering of our products on menus; the timing and success of distribution expansion and new product introductions, including the timing and success of the Beyond IV and Beyond Sun Sausage product launches, in increasing revenues and market share; the timing and success of strategic Quick Service Restaurant partnership launches and limited time offerings resulting in permanent menu items; foreign currency exchange rate fluctuations; our ability to identify and execute cost-down initiatives intended to improve our profitability; the effectiveness of our business systems and processes; our estimates of the size of our market opportunities and ability to accurately forecast market growth; our ability to effectively optimize our manufacturing and production capacity, and real estate footprint, including consolidating manufacturing facilities and production lines, exiting co-manufacturing arrangements and effectively managing capacity for specific products with shifts in demand; risks associated with underutilization of capacity which have in the past and could in the future give rise to increased costs per unit, underutilization fees, termination fees and other costs to exit certain supply chain arrangements and product lines and/or the write-down or write-off of certain equipment and other fixed assets; our ability to accurately forecast our future results of operations and financial goals or targets, including as a result of fluctuations in demand for our products and in the plant-based meat category generally and increased competition; our ability to accurately forecast demand for our products and manage our inventory, including the impact of customer orders ahead of holidays and shelf reset activities, customer and distributor changes and buying patterns, such as reductions in targeted inventory levels, and supply chain and labor disruptions, including due to the impact of cyber incidents at suppliers and vendors; our operational effectiveness and ability to fulfill orders in full and on time; variations in product selling prices and costs, the timing and success of changes to our pricing architecture within certain channels including the recent price increases of certain of our products in our U.S. retail and foodservice channels, and the mix of products sold; our ability to successfully enter new geographic markets, manage our international business and comply with any applicable laws and regulations, including risks associated with doing business in foreign countries, substantial investments in our manufacturing operations in China and the Netherlands, and our ability to comply with the U.S. Foreign Corrupt Practices Act or other anti-corruption laws; our ability to protect our brand against misinformation about our products and the plant-based meat category, real or perceived quality or health issues with our products, marketing campaigns aimed at generating negative publicity regarding our products and the plant-based meat category, including regarding the nutritional value of our products, and other issues that could adversely affect our brand and reputation; the effects of global outbreaks of pandemics (such as the COVID-19 pandemic), epidemics or other public health crises, or fear of such crises; the success of our marketing initiatives and the ability to maintain and grow our brand awareness, maintain, protect and enhance our brand, attract and retain new customers and maintain and grow our market share, particularly while we are seeking to reduce our operating expenses; our ability to attract, maintain and effectively expand our relationships with key strategic foodservice partners; our ability to attract and retain our suppliers, distributors, co-manufacturers and customers; our ability to procure sufficient high-quality raw materials at competitive prices to manufacture our products; the availability of pea and other proteins and avocado oil that meet our standards; our ability to diversify the protein sources used for our products; our ability to differentiate and continuously create innovative products, respond to competitive innovation and achieve speed-to-market, including the timing and success of the Beyond IV and Beyond Sun Sausage product launches; our ability to successfully execute our strategic initiatives; the volatility associated with ingredient, packaging, transportation and other input costs; our ability to keep pace with technological changes impacting the development of our products and implementation of our business needs; significant disruption in, or breach in security of our or our suppliers’ or vendors’ information technology systems, including any inability to detect or timely report any cybersecurity incidents, and resultant interruptions in service and any related impact on our reputation, including data privacy, and any potential impact on our supply chain, including on customer demand, order fulfillment and lost sales, and the resulting timing and/or amount of net revenues recognized; the ability of our transportation providers to ship and deliver our products in a timely and cost effective manner; senior management and key personnel changes, the attraction, training and retention of qualified employees and key personnel and our ability to maintain our company culture; the effects of organizational changes including reductions-in-force and realignment of reporting structures; the success of operations conducted by joint ventures where we share ownership and management of a company with one or more parties who may not have the same goals, strategies or priorities as we do and where we do not receive all of the financial benefit; the impact of the discontinuation of the Beyond Meat Jerky product line; risks related to use of a professional employer organization to administer human resources, payroll and employee benefits functions for certain of our international employees, and use of certain third party service providers for the performance of several business operations including payroll and human capital management services; the impact of potential workplace hazards; the effects of natural or man-made catastrophic or severe weather events, including events brought on by climate change, particularly involving our or any of our co-manufacturers’ manufacturing facilities, our suppliers’ facilities or any other vital aspects of our supply chain; the effectiveness of our internal controls; accounting estimates based on judgment and assumptions that may differ from actual results; matters relating to our Campus Headquarters including, without limitation, the ability to meet our obligations under our Campus Headquarters Lease (“Campus Lease”), the timing of occupancy and completion of the build-out of our remaining space, any cost overruns or delays, the availability of the tenant improvement allowance to pay for the build-out of our remaining space, the impact of workforce reductions or other cost-reduction initiatives on our space demands, and the timing and success of subleasing, assigning or otherwise transferring any excess space that may exist at our Campus Headquarters, including any potential impairment charges that may result; our ability to meet our obligations under leases for our corporate offices, manufacturing facilities and warehouses, or risks related to excess space capacity under our leases due to workforce reductions or other cost-reduction initiatives; changes in laws and government regulation affecting our business, including the U.S. Food and Drug Administration and the U.S. Federal Trade Commission governmental regulation, and state, local and foreign regulation; new or pending legislation, or changes in laws, regulations or policies of governmental agencies or regulators, both in the U.S. and abroad, affecting plant-based meat, the labeling or naming of our products, or our brand name or logo; the failure of acquisitions and other investments to be efficiently integrated and produce the results we anticipate; risks inherent in investment in real estate; adverse developments affecting the financial services industry; the financial condition of, and our relationships with our suppliers, co-manufacturers, distributors, retailers, and foodservice customers, and their future decisions regarding their relationships with us; our ability and the ability of our suppliers and co-manufacturers to comply with food safety, environmental or other laws or regulations and the impact of any non-compliance on our operations, brand reputation and ability to fulfill orders in full and on time; seasonality, including increased levels of grilling activity and higher levels of purchasing by customers ahead of holidays, customer shelf reset activity and the timing of product restocking by our retail customers; the impact of increased scrutiny from a variety of stakeholders, institutional investors and governmental bodies on environmental, social and governance (“ESG”) practices, including expanding mandatory and voluntary reporting, diligence and disclosure on ESG matters; the outcomes of legal or administrative proceedings, or new legal or administrative proceedings filed against us; our, our suppliers’ and our co-manufacturers’ ability to protect our proprietary technology, intellectual property and trade secrets adequately; the impact of tariffs and trade wars; the impact of changes in tax laws; and the risks discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the Securities and Exchange Commission (the “SEC”) on March 1, 2024, the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 30, 2024 filed with the SEC on May 9, 2024, and the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 29, 2024 to be filed with the SEC, as well as other factors described from time to time in the Company's filings with the SEC. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth above. Such forward-looking statements are made only as of the date of this release. Beyond Meat undertakes no obligation to publicly update or revise any forward-looking statement because of new information, future events, changes in assumptions or otherwise, except to the extent required by applicable laws. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements.
Non-GAAP Financial Measures
The Company refers to certain financial measures that are not recognized under U.S. generally accepted accounting principles (GAAP) in this press release, including: Adjusted loss from operations, Adjusted operating margin, Adjusted net loss, Adjusted net loss per diluted common share, Adjusted EBITDA and Adjusted EBITDA as a % of net revenues. See “Non-GAAP Financial Measures” below for additional information and reconciliations of such non-GAAP financial measures.

Availability of Information on Beyond Meat’s Website and Social Media Channels
Investors and others should note that Beyond Meat routinely announces material information to investors and the marketplace using SEC filings, press releases, public conference calls, webcasts and the Beyond Meat Investor Relations website. We also intend to use certain social media channels as a means of disclosing information about us and our products to consumers, our customers, investors and the public (e.g., @BeyondMeat on Facebook, Instagram, Threads and LinkedIn). The information posted on social media channels is not incorporated by reference in this press release or in any other report or document we file with the SEC. While not all of the information that the Company posts to the Beyond Meat Investor Relations website or to social media accounts is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media and others interested in Beyond Meat to review the information that it shares at the “Investors” link located at the bottom of the Company’s webpage at https://investors.beyondmeat.com/investor-relations and to sign up for and regularly follow the Company’s social media accounts. Users may automatically receive email alerts and other information about the Company when enrolling an email address by visiting “Request Email Alerts” in the “Investors” section of Beyond Meat’s website at https://investors.beyondmeat.com/investor-relations.
Contacts
Media:
Shira Zackai
shira.zackai@beyondmeat.com

Investors:
Raphael Gross
beyondmeat@icrinc.com

BEYOND MEAT, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(In thousands, except share and per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	June 29, 2024	July 1, 2023	June 29, 2024	July 1, 2023
Net revenues	$93,185	$102,149	$168,788	$194,385
Cost of goods sold	79,468	99,876	151,403	185,927
Gross profit	13,717	2,273	17,385	8,458
Research and development expenses	5,485	8,773	15,345	21,205
Selling, general and administrative expenses	42,163	47,455	89,445	99,355
Restructuring expenses	—	(201)	—	(627)
Total operating expenses	47,648	56,027	104,790	119,933
Loss from operations	(33,931)	(53,754)	(87,405)	(111,475)
Other (expense) income, net:
Interest expense	(1,029)	(989)	(2,044)	(1,978)
Other, net	477	1,746	600	4,654
Total other (expense) income, net	(552)	757	(1,444)	2,676
Loss before taxes	(34,483)	(52,997)	(88,849)	(108,799)
Income tax (benefit) expense	(34)	5	(32)	5
Equity in losses of unconsolidated joint venture	30	503	23	3,738
Net loss	$(34,479)	$(53,505)	$(88,840)	$(112,542)
Net loss per share available to common stockholders—basic and diluted	$(0.53)	$(0.83)	$(1.37)	$(1.76)
Weighted average common shares outstanding—basic and diluted	64,901,584	64,246,048	64,797,245	64,119,258

BEYOND MEAT, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In thousands, except share and per share data)
(unaudited)
	June 29, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$144,873	$190,505
Restricted cash, current	536	2,830
Accounts receivable, net	34,463	31,730
Inventory	119,532	130,336
Prepaid expenses and other current assets	15,538	12,904
Assets held for sale	2,323	4,539
Total current assets	$317,265	$372,844
Restricted cash, non-current	12,600	12,600
Property, plant, and equipment, net	186,584	194,046
Operating lease right-of-use assets	127,679	130,460
Prepaid lease costs, non-current	64,822	61,635
Other non-current assets, net	634	1,192
Investment in unconsolidated joint venture	1,650	1,673
Total assets	$711,234	$774,450
Liabilities and stockholders’ deficit:
Current liabilities:
Accounts payable	$59,449	$56,032
Accrued bonus	393	4,790
Current portion of operating lease liabilities	4,125	3,677
Accrued litigation settlement costs	7,500	—
Accrued expenses and other current liabilities	12,051	9,855
Total current liabilities	$83,518	$74,354
Long-term liabilities:
Convertible senior notes, net	$1,139,509	$1,137,542
Operating lease liabilities, net of current portion	74,884	75,648
Finance lease obligations and other long-term liabilities	3,348	274
Total long-term liabilities	$1,217,741	$1,213,464
Commitments and Contingencies
Stockholders’ deficit:
Preferred stock, par value $0.0001 per share—500,000 shares authorized, none issued and outstanding	$—	$—
Common stock, par value $0.0001 per share—500,000,000 shares authorized; 64,993,318 and 64,624,140 shares issued and outstanding at June 29, 2024 and December 31, 2023, respectively	6	6
Additional paid-in capital	584,441	573,128
Accumulated deficit	(1,170,093)	(1,081,253)
Accumulated other comprehensive loss	(4,379)	(5,249)
Total stockholders’ deficit	$(590,025)	$(513,368)
Total liabilities and stockholders’ deficit	$711,234	$774,450

BEYOND MEAT, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(In thousands)
(unaudited)
	Six Months Ended
	June 29, 2024	July 1, 2023
Cash flows from operating activities:
Net loss	$(88,840)	$(112,542)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	12,182	11,928
Non-cash lease expense	4,130	3,613
Share-based compensation expense	11,848	17,313
Provision for doubtful accounts	232	—
Loss on sale of fixed assets	363	3,804
Amortization of debt issuance costs	1,967	1,967
Equity in losses of unconsolidated joint venture	23	3,738
Unrealized loss on foreign currency transactions	2,671	213
Net change in operating assets and liabilities:
Accounts receivable	(3,273)	(16,462)
Inventories	10,005	28,975
Prepaid expenses and other current assets	(2,450)	(4,705)
Accounts payable	3,633	(14,177)
Accrued expenses and other current liabilities	4,557	(4,852)
Prepaid lease costs, non-current	(3,236)	(4,593)
Operating lease liabilities	(1,626)	(2,556)
Net cash used in operating activities	$(47,814)	$(88,336)
Cash flows from investing activities:
Purchases of property, plant and equipment	$(2,520)	$(7,139)
Proceeds from sale of fixed assets	3,157	2,316
Payments for investment in joint venture	—	(3,250)
Return of security deposits	532	—
Net cash provided by (used in) investing activities	$1,169	$(8,073)
Cash flows from financing activities:
Principal payments under finance lease obligations	$(514)	$(115)
Proceeds from exercise of stock options	5	152
Payments of minimum withholding taxes on net share settlement of equity awards	(539)	(337)
Net cash used in financing activities	$(1,048)	$(300)
Net decrease in cash, cash equivalents and restricted cash	$(47,693)	$(96,709)
Effect of exchange rate changes on cash	(233)	94
Cash, cash equivalents and restricted cash at the beginning of the period	205,935	322,548
Cash, cash equivalents and restricted cash at the end of the period	$158,009	$225,933
(continued on the next page)

BEYOND MEAT, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(In thousands)
(unaudited)
	Six Months Ended
	June 29, 2024	July 1, 2023
Supplemental disclosures of cash flow information:
Cash paid during the period for:
Taxes	$16	$9
Non-cash investing and financing activities:
Non-cash additions to property, plant and equipment	$1,118	$1,769
Operating lease right-of-use assets obtained in exchange for lease liabilities	$1,389	$36,400
Reclassification of pre-paid lease costs to operating lease right-of-use assets	$48	$29,270
Non-cash additions to financing leases	$4,393	$109

Non-GAAP Financial Measures

Beyond Meat uses the non-GAAP financial measures set forth below in assessing its operating performance and in its financial communications. Management believes these non-GAAP financial measures provide useful additional information to investors about current trends in the Company's operations and are useful for period-over-period comparisons of operations. In addition, management uses these non-GAAP financial measures to assess operating performance and for business planning purposes. Management also believes these measures are widely used by investors, securities analysts, rating agencies and other parties in evaluating companies in our industry as a measure of our operational performance. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures. In addition, these non-GAAP financial measures may not be computed in the same manner as similarly titled measures used by other companies.
“Adjusted loss from operations” is defined as loss from operations adjusted to exclude, when applicable, costs attributable to special items, which are those items deemed not to be reflective of the Company’s ongoing normal business activities.
“Adjusted operating margin” is defined as Adjusted loss from operations divided by net revenues.
“Adjusted net loss” is defined as net loss adjusted to exclude, when applicable, costs attributable to special items, which are those items deemed not to be reflective of the Company’s normal business activities.
“Adjusted net loss per diluted common share” is defined as Adjusted net loss divided by the number of diluted common shares outstanding.
We consider Adjusted loss from operations, Adjusted operating margin, Adjusted net loss and Adjusted net loss per diluted common share to be useful indicators of operating performance because excluding special items allows for period-over-period comparisons of our ongoing operations. Adjusted net loss per diluted common share is a performance measure and should not be used as a measure of liquidity.
“Adjusted EBITDA” is defined as net loss adjusted to exclude, when applicable, income tax expense, interest expense, depreciation and amortization expense, restructuring (income) expenses, share-based compensation expense, accrued litigation settlement costs and Other, net, including interest income, and foreign currency transaction gains and losses.
“Adjusted EBITDA as a % of net revenues” is defined as Adjusted EBITDA divided by net revenues.
There are a number of limitations related to the use of Adjusted loss from operations, Adjusted operating margin, Adjusted net loss, Adjusted net loss per diluted common share, Adjusted EBITDA and

Adjusted EBITDA as a % of net revenues rather than their most directly comparable GAAP measures. Some of these limitations are:
•Adjusted loss from operations, Adjusted operating margin, Adjusted net loss and Adjusted net loss per diluted common share exclude costs associated with activities deemed to be non-recurring or not part of the Company’s normal business activities, which are subjective determinations made by management and may not actualize as expected;
•Adjusted loss from operations, Adjusted operating margin, Adjusted net loss, Adjusted net loss per diluted common share, Adjusted EBITDA and Adjusted EBITDA as a % of net revenues do not reflect accrued litigation settlement costs which reduce cash available to us;
•Adjusted EBITDA excludes depreciation and amortization expense and, although these are non-cash expenses, the assets being depreciated may have to be replaced in the future increasing our cash requirements;
•Adjusted EBITDA does not reflect interest expense, or the cash required to service our debt, which reduces cash available to us;
•Adjusted EBITDA does not reflect income tax payments that reduce cash available to us;
•Adjusted EBITDA does not reflect restructuring expenses that reduce cash available to us;
•Adjusted EBITDA does not reflect share-based compensation expense and therefore does not include all of our compensation costs;
•Adjusted EBITDA does not reflect Other, net, including interest income and foreign currency transaction gains and losses, that may increase or decrease cash available to us; and
•other companies, including companies in our industry, may calculate Adjusted loss from operations, Adjusted operating margin, Adjusted net loss, Adjusted net loss per diluted common share, Adjusted EBITDA and Adjusted EBITDA as a % of net revenues differently, which reduces their usefulness as comparative measures.
The following tables present the reconciliation of Adjusted loss from operations, Adjusted operating margin, Adjusted net loss and Adjusted net loss per diluted common share to their most comparable GAAP measures, loss from operations, operating margin, net loss and net loss per share available to common stockholders—basic and diluted, respectively, each as reported (unaudited):

	Three Months Ended			Six Months Ended
(in thousands)	June 29, 2024	July 1, 2023		June 29, 2024	July 1, 2023
Loss from operations, as reported	$(33,931)	$(53,754)	^	$(87,405)	$(111,475)
Accrued litigation settlement costs	—	—		7,500	—
Adjusted loss from operations	$(33,931)	$(53,754)		$(79,905)	$(111,475)
Loss from operations as a % of net revenues	(36.4)%	(52.7)%		(51.8)%	(57.3)%
Adjusted operating margin	(36.4)%	(52.7)%		(47.3)%	(57.3)%

	Three Months Ended		Six Months Ended
(in thousands)	June 29, 2024	July 1, 2023	June 29, 2024	July 1, 2023
Net loss, as reported	$(34,479)	$(53,505)	$(88,840)	$(112,542)
Accrued litigation settlement costs	—	—	7,500	—
Adjusted net loss	$(34,479)	$(53,505)	$(81,340)	$(112,542)

	Three Months Ended		Six Months Ended
(in thousands, except share and per share amounts)	June 29, 2024	July 1, 2023	June 29, 2024	July 1, 2023
Numerator:
Net loss, as reported	$(34,479)	$(53,505)	$(88,840)	$(112,542)
Accrued litigation settlement costs	—	—	7,500	—
Adjusted net loss used in computing Adjusted net loss per diluted common share	$(34,479)	$(53,505)	$(81,340)	$(112,542)
Denominator:
Weighted average shares used in computing Adjusted net loss per common share	64,901,584	64,246,048	64,797,245	64,119,258
Adjusted net loss per diluted common share	$(0.53)	$(0.83)	$(1.26)	$(1.76)

	Three Months Ended		Six Months Ended
	June 29, 2024	July 1, 2023	June 29, 2024	July 1, 2023
Net loss per share available to common stockholders—basic and diluted, as reported	$(0.53)	$(0.83)	$(1.37)	$(1.76)
Accrued litigation settlement costs	—	—	0.11	—
Adjusted net loss per diluted common share	$(0.53)	$(0.83)	$(1.26)	$(1.76)

The following table presents the reconciliation of Adjusted EBITDA to its most comparable GAAP measure, net loss, as reported (unaudited):

	Three Months Ended		Six Months Ended
(in thousands)	June 29, 2024	July 1, 2023	June 29, 2024	July 1, 2023
Net loss, as reported	$(34,479)	$(53,505)	$(88,840)	$(112,542)
Income tax (benefit) expense	(34)	5	(32)	5
Interest expense	1,029	989	2,044	1,978
Depreciation and amortization expense	5,213	5,879	12,182	11,928
Restructuring expenses(1)	—	(201)	—	(627)
Share-based compensation expense	5,773	7,748	11,848	17,313
Accrued litigation settlement costs	—	—	7,500	—
Other, net(2)(3)	(477)	(1,746)	(600)	(4,654)
Adjusted EBITDA	$(22,975)	$(40,831)	$(55,898)	$(86,599)
Net loss as a % of net revenues	(37.0)%	(52.4)%	(52.6)%	(57.9)%
Adjusted EBITDA as a % of net revenues	(24.7)%	(40.0)%	(33.1)%	(44.6)%
____________

(1)
Primarily comprised of legal and other expenses associated with the dispute with a co-manufacturer with whom an exclusive supply agreement was terminated in May 2017. On October 18, 2022, the parties to this dispute entered into a confidential written settlement agreement and mutual release related to this matter. In the three and six months ended July 1, 2023 we recorded a credit of $0.2 million and $0.6 million, respectively, in restructuring expenses, primarily driven by reversal of certain accruals.

(2)
Includes $1.2 million and $1.0 million in net foreign currency transaction losses in the three months ended June 29, 2024 and July 1, 2023, respectively. Includes $3.5 million and $0.7 million in net foreign currency transaction losses in the six months ended June 29, 2024 and July 1, 2023, respectively.

(3)
Includes $1.7 million and $2.9 million in interest income in the three months ended June 29, 2024 and July 1, 2023, respectively, and $3.7 million and $5.7 million in interest income in the six months ended June 29, 2024 and July 1, 2023, respectively.